Exhibit 99.74

                             [GRAPHIC OMITTED] NVB
                              North Valley Bancorp


North Valley Bancorp Reports Results for 2004
   o  Full year diluted EPS of $1.17
   o  Organic loan growth of 24.6%
   o  Q4 Margin expansion to 4.90%

January 27, 2005 - REDDING, CA - North Valley Bancorp (NASDAQ:NOVB), a multi-bank holding company with $866 million in assets, today reported results for the three- and twelve- months ending December 31, 2004. North Valley Bancorp ("the Company") is the parent company for North Valley Bank ("NVB"), Six Rivers Bank, a division of NVB, and Yolo Community Bank. ("YCB")

        On August 31, 2004, the Company completed its acquisition of Woodland, California-based YCB for approximately $23 million. Total consideration consisted of $9.5 million in cash and 741,700 shares of NOVB common stock. The transaction was accounted for under the purchase method of accounting and, accordingly, the Company's results of operations only include YCB's results of operations since consummation.

        The Company reported net income for the year ended December 31, 2004 of $8,379,000 or $1.17 per diluted share compared to $7,971,000 or $1.13 per diluted share for 2003. This represents an increase in net income of $408,000 or 5.1% and an increase in diluted earnings per share of 3.5%. The increase in net income for 2004 was due to an increase in net interest income of $3,857,000, partially offset by a decrease in non-interest income of $1,809,000 and an increase in non-interest expense of $1,396,000.

Quarterly Results

        The Company reported net income for the three months ended December 31, 2004 of $2,255,000 or $0.29 per diluted share compared to $1,921,000 or $0.28 per diluted share for the same period in 2003. This represents an increase in net income of $334,000 or 17.4% and is due mainly to net interest income which increased by $2,507,000 compared to the fourth quarter of 2003. The increase in net interest income was partially offset by non-interest expense, which increased by $1,686,000 in the fourth quarter of 2004. Both of these variances compared to the fourth quarter of 2003 were primarily due to the inclusion of YCB's operations in the fourth quarter of 2004.

        During the fourth quarter of 2004, the Company's net interest margin grew to 4.90%, which is the highest level since the first quarter of 2003 and favorably compares to the 4.55% net interest margin in the fourth quarter of 2003. The increase in the net interest margin was mainly due to loan growth of $45,596,000 or 9.1% in the fourth quarter of 2004.

2004 Results

        Net interest income, which represents the Company's largest component of revenues and is the difference between interest earned on loans and investments and interest paid on deposits and borrowings, increased $3,857,000 or 14.0% for the year ended December 31, 2004 compared to 2003. This was due to an increase in interest income of $3,837,000 coupled with a decrease in interest expense of $20,000. Of the $3,837,000 increase, $2,266,000 was due to the addition of YCB. The remaining increase in interest income was primarily due to an increase in average loans of $38,827,000 and an increase in average investment securities of $85,734,000 for 2004 compared to 2003. Of the $38,827,000 increase in average loans, $25,835,000 was due to the addition of YCB at August 31, 2004. The increase in average total loans and investment securities was funded with excess fed funds, an increase in average deposits of $69,960,000, and an increase in average borrowings of $29,545,000. Average yields on earning assets decreased 25 basis points to 5.75% for 2004 and the average rate paid on interest-bearing liabilities decreased by 20 basis points to 1.30%. The decrease in asset yields was primarily due to average loan yields, which decreased from 7.16% in 2003 to 6.76% in 2004. The Company's net interest margin for the year was 4.67%, slightly down from the 4.74% margin in 2003.

        Non-interest income decreased to $9,456,000 for the year ended December 31, 2004 compared to $11,265,000 for 2003. The decrease is due to gains on sales of loans and securities recorded in 2003 of $2,130,000 compared to just $42,000 in 2004. In 2003, the Company's strategy was to sell all newly originated, fixed-rate mortgage loans in order to avoid excessive interest rate risk. As long rates started to come back up at the end of 2003, management reverted back to its original strategy of holding all mortgage loans originated. This strategy resulted in recording significant gains on sales during 2003 but also had the effect of decreasing the Company's loan totals and net interest margin. Service charges on deposits increased by $415,000 and other fees increased $180,000 in 2004 compared to 2003 due to normal growth and a small benefit from the YCB acquisition. Earnings on cash surrender value of life insurance policies decreased from $1,342,000 in 2003 to $1,141,000 in 2004 due to lower market rates associated with those policies. Other non-interest income decreased $115,000 from 2003 levels due mainly to decreased sales of third-party investments.

        Non-interest expense totaled $28,658,000 for 2004 compared to $27,262,000 for the same period in 2003 which is an increase of $1,396,000 or 5.1%. Salaries and benefits increased by $1,237,000 or 9.2% over 2003 levels, $811,000 of which was due to the inclusion of YCB's operations for the final four months of 2004. Equipment expense decreased from $2,614,000 in 2003 to $2,199,000 in 2004 primarily due to some one-time expenses recognized in 2003 associated with the Company's new core operating system after the system conversion in late 2002. Occupancy expense increased from $1,720,000 in 2003 to $1,966,000 in 2004 due to YCB as well as the leasing of new office space in Redding to house additional back-office operations. Other expense increased by $328,000 or 3.5% in 2004 compared to 2003, $469,000 of which was due to YCB.


Credit Quality

        Non-Performing loans (defined as non-accrual loans and loans 90 days or more past due and still accruing interest) decreased $840,000 to $2,170,000 or 0.39% of total loans at December 31, 2004 from $3,010,000 or 0.79% of total loans at December 31, 2003. Of the $2,170,000 in non-performing loans as of December 31, 2004, $1,271,000 are secured by first deeds of trust on real property and the SBA guaranteed portion of total nonperforming loans was $866,000. The allowance for loan and lease losses at December 31, 2004 was $7,217,000 or 1.30% of total loans compared to $6,493,000 or 1.71% of total loans at December 31, 2003. The ratio of net charge-offs to average loans outstanding for the twelve months ended December 31, 2004 was 0.13% compared to 0.06% for 2003. The allowance for loan and lease losses as a percentage of nonperforming loans was 332.58% as of December 31, 2004 compared to 215.71% as of December 31, 2003.

Summary

        "What an exciting and busy year it has been for North Valley Bancorp. We closed the YCB acquisition in August, converted their core processing system in November and we implemented all provisions of Sarbanes-Oxley, including section
404. Fourth quarter EPS was relatively flat compared to the prior year, but several exciting trends are emerging: our loan production out of the Santa Rosa and Ukiah markets is beginning to accelerate, all back-office redundancies with YCB are now eliminated and our overall loan growth is very strong. This loan growth helped push our net interest margin up to 4.90% in the fourth quarter. In addition, our non-interest expense has been held in check as evidenced by the fact that without YCB, non-interest expense actually decreased by $145,000 in 2004 compared to 2003. As we previously stated, our goal in 2004 relative to the income statement has been to replace income from gains on mortgage sales (in
2003) with growth in net interest income and maintain control of non-interest expenses. We believe we have been successful in these two areas of our Company's performance," stated Michael J. Cushman, President & CEO.

        North Valley Bancorp is a multi-bank holding company headquartered in Redding, California. NVB operates thirteen commercial banking offices in Shasta and Trinity Counties in Northern California including two in-store supermarket branches and a Business Banking Center. Six Rivers Bank, a division of NVB, operates seven commercial banking offices in Humboldt, Del Norte, and Mendocino Counties. YCB operates three commercial banking offices in Yolo, Solano, and Placer Counties in Northern California. North Valley Bancorp, through its subsidiary banks, offers a wide range of consumer and business banking deposit products and services including internet banking and cash management services. In addition to these depository services, North Valley Bank engages in a full complement of lending activities including consumer, commercial and real estate loans, with particular emphasis on short and medium term loans and installment loans through the Dealer Finance Division. NVB has SBA Preferred Lender status and provides investment services to its customers through an affiliated relationship. Visit the Company's website address at www.nvbancorp.com.
                                                     -----------------

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by the Company with the Securities and Exchange Commission, should be carefully considered when evaluating the business prospects of the Company. North Valley Bancorp undertakes no obligation to update any forward-looking statements contained in this release.

For further information contact:
Michael J. Cushman                       or     Edward J. Czajka
President & Chief Executive Officer             Executive Vice President & Chief
(530) 226-2900    Fax: (530) 221-4877             Financial Officer

                       North Valley Bancorp & Subsidiaries
                              Statements of Income
            Dollars in thousands except per share amounts (unaudited)
                         For the year ended December 31,

                                                                          2004         2003       $ Change      % Change
                                                                       ----------   ----------   ----------    ----------
INTEREST INCOME:
         Loans and leases including fees                               $   29,602   $   28,595   $    1,007           3.5%
      Investment Securities
         Taxable                                                            7,570        4,627        2,943          63.6%
         Exempt from federal taxes                                          1,442        1,282          160          12.5%
      Federal funds sold                                                      323          596         (273)        -45.8%
                                                                       ----------   ----------   ----------    ----------
           Total interest income                                           38,937       35,100        3,837          10.9%

INTEREST EXPENSE:
         Deposits                                                           4,677        5,553         (876)        -15.8%
         Subordinated debentures                                            1,564        1,306          258          19.8%
         Other borrowings                                                   1,266          668          598          89.5%
                                                                       ----------   ----------   ----------    ----------
           Total interest expense                                           7,507        7,527          (20)         -0.3%

Net Interest Income                                                        31,430       27,573        3,857          14.0%

Provision for loan and lease losses                                           271           --          271           0.0%
Net interest income after provision for loan
      and lease losses                                                     31,159       27,573        3,586          13.0%

NONINTEREST INCOME:
         Service charges on deposit accounts                                5,183        4,768          415           8.7%
         Other fees and charges                                             2,264        2,084          180           8.6%
         Earnings on cash surrender value of life insurance policies        1,141        1,342         (201)        -15.0%
         Gain on sale of loans                                                 20        1,917       (1,897)        -99.0%
         Gains on sales or calls of securities                                 22          213         (191)        -89.7%
         Other                                                                826          941         (115)        -12.2%
                                                                       ----------   ----------   ----------    ----------
         Total noninterest income                                           9,456       11,265       (1,809)        -16.1%

NONINTEREST EXPENSES:
         Salaries and employee benefits                                    14,741       13,504        1,237           9.2%
         Occupancy expense                                                  1,966        1,720          246          14.3%
         Furniture and equipment expense                                    2,199        2,614         (415)        -15.9%
         Other                                                              9,752        9,424          328           3.5%
                                                                       ----------   ----------   ----------    ----------
           Total noninterest expenses                                      28,658       27,262        1,396           5.1%


Income before Provision for Income Taxes                                   11,957       11,576          381           3.3%


Provision for Income Taxes                                                  3,578        3,605          (27)         -0.7%


Net Income                                                             $    8,379   $    7,971          408           5.1%
Earnings per Share:
           Basic                                                       $     1.24   $     1.19   $     0.05           4.2%
           Diluted                                                     $     1.17   $     1.13   $     0.04           3.5%

                       North Valley Bancorp & Subsidiaries
                              Statements of Income
            Dollars in thousands except per share amounts (unaudited)
                       For the quarter ended December 31,

                                                        2004         2003        $ Change      % Change
                                                     ----------   ----------    ----------    ----------
INTEREST INCOME:
          Loans and leases including fees            $    8,981   $    6,576    $    2,405          36.6%
      Investment Securities
          Taxable                                         1,856        1,485           371          25.0%
          Exempt from federal taxes                         363          307            56          18.2%
      Federal funds sold                                     97          138           (41)        -29.7%
                                                     ----------   ----------    ----------    ----------
            Total interest income                        11,297        8,506         2,791          32.8%

INTEREST EXPENSE:
          Deposits                                        1,274        1,247            27           2.2%
          Subordinated debentures                           413          353            60          17.0%
          Other borrowings                                  279           82           197         240.2%
                                                     ----------   ----------    ----------    ----------
            Total interest expense                        1,966        1,682           284          16.9%

Net Interest Income                                       9,331        6,824         2,507          36.7%

Provision for loan and lease losses                          55           --            55           0.0%
Net interest income after provision for loan
      and lease losses                                    9,276        6,824         2,452          35.9%

NONINTEREST INCOME:
          Service charges on deposit accounts             1,250        1,193            57           4.8%
          Other fees and charges                            584          493            91          18.5%
          Earnings on cash surrender value of life
            insurance policies                              271          332           (61)        -18.4%
          Gain on sale of loans                              11          475          (464)        -97.7%
          Gains on sales or calls of securities              --           12           (12)       -100.0%
          Other                                             230          219            11           5.0%
                                                     ----------   ----------    ----------    ----------
            Total noninterest income                      2,346        2,724          (378)        -13.9%

NONINTEREST EXPENSES:
          Salaries and employee benefits                  4,237        3,382           855          25.3%
          Occupancy expense                                 601          417           184          44.1%
          Furniture and equipment expense                   598          660           (62)         -9.4%
          Other                                           2,968        2,259           709          31.4%
                                                     ----------   ----------    ----------    ----------
            Total noninterest expenses                    8,404        6,718         1,686          25.1%

Income before Provision for Income Taxes                  3,218        2,830           388          13.7%

Provision for Income Taxes                                  963          909            54           5.9%

Net Income                                           $    2,255   $    1,921    $      334          17.4%
Earnings per Share:
        Basic                                        $     0.31   $     0.29    $     0.02           6.9%
        Diluted                                      $     0.29   $     0.28    $     0.01           3.6%

                      North Valley Bancorp and subsidiaries
                  (dollars in thousands except per share data)
                                   (unaudited)

                                                                   31-Dec-04      31-Dec-03      $ Change       % Change
                                                                  -----------    -----------    -----------    -----------
ASSETS
Cash and cash equivalents:
  Cash and due from banks                                         $    23,575    $    28,013    $    (4,438)         -15.8%
  Federal funds sold                                                      640         31,510        (30,870)         -98.0%
                                                                  -----------    -----------    -----------    -----------
    Total cash and cash equivalents                                    24,215         59,523        (35,308)         -59.3%

Interest-bearing cash in other financial institutions                     500            123            377          306.5%
Investment securities:
  Available for sale, at fair value                                   218,961        191,045         27,916           14.6%
  Held to maturity, at amortized cost                                     133          1,455         (1,322)         -90.9%


Loans and leases, net of allowance for loan and lease losses of
7,217 and $6,493 at December 31, 2004 and December 31, 2003           546,128        372,660        173,468           46.5%
Premises and equipment, net                                            13,927         12,699          1,228            9.7%
FHLB & FRB Stock                                                        4,531          2,991          1,540           51.5%
Other real estate owned                                                    --             --             --            0.0%
Goodwill and core deposit intangibles, net                             18,799          2,272         16,527          727.4%
Accrued interest receivable                                             4,351          2,696          1,655           61.4%
Other assets                                                           34,686         32,229          2,457            7.6%
                                                                  -----------    -----------    -----------    -----------
TOTAL ASSETS                                                      $   866,231    $   677,693    $   188,538           27.8%
                                                                  ===========    ===========    ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Deposits:
  Noninterest-bearing demand deposits                             $   165,595    $   118,678    $    46,917           39.5%
  Interest-bearing
    Demand deposits                                                   187,738        159,123         28,615           18.0%
    Savings                                                           200,628        157,106         43,522           27.7%
    Time Certificates                                                 157,693        163,407         (5,714)          -3.5%
                                                                  -----------    -----------    -----------    -----------
      Total deposits                                                  711,654        598,314        113,340           18.9%

Other borrowed funds                                                   57,594          9,459         48,135          508.9%
Accrued interest payable and other liabilities                          9,884          7,371          2,513           34.1%
Subordinated debentures                                                21,651         16,496          5,155           31.3%
                                                                  -----------    -----------    -----------    -----------
      Total liabilities                                               800,783        631,640        169,143           26.8%
                                                                  -----------    -----------    -----------    -----------

STOCKHOLDERS' EQUITY:
Preferred stock, no par value: authorized 5,000,000 shares
    none outstanding
 Common stock, no par value: authorized 20,000,000 shares,
outstanding 7,311,726 and 6,488,073 at December 31, 2004 and
December 31, 2003                                                      37,917         23,406         14,511           62.0%
Retained Earnings                                                      28,403         22,795          5,608           24.6%
Accumulated other comprehensive loss, net of tax                         (872)          (148)          (724)         489.2%
                                                                  -----------    -----------    -----------    -----------
Total stockholders' equity                                             65,448         46,053         19,395           42.1%

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                        $   866,231    $   677,693    $   188,538           27.8%
                                                                  ===========    ===========    ===========    ===========

                      North Valley Bancorp and subsidiaries
                  (dollars in thousands except per share data)
                                   (unaudited)

Financial Ratios
                                                 For the year ended December 31,
                                                  ----------------------------
                                                      2004            2003
                                                  ------------    ------------
Return on average assets                                  1.08%           1.19%
Return on average equity                                 16.54%          16.66%
Noninterest Income to average assets                      1.22%           1.68%
Noninterest Expense to average assets                     3.69%           4.06%
Net interest margin (taxable-equivalent)                  4.67%           4.74%
Average equity to average assets                          6.51%           7.12%

Allowance for Loan and Lease Losses

Balance beginning of year                         $      6,493    $      6,723
Provision for loan losses                                  271              --
Adjustments (YCB)                                                        1,019
Net charge offs (recoveries)                               566             230
Balance end of period                             $      7,217    $      6,493


                                                 For the year ended December 31,
                                                  ----------------------------
                                                      2004            2003
                                                  ------------    ------------
Return on average assets                                  1.02%           1.11%
Return on average equity                                 14.07%          16.86%
Noninterest Income to Average Assets                      1.06%           1.57%
Noninterest Expense to Average Assets                     3.82%           3.90%
Net interest margin (Taxable-equivalent)                  4.90%           4.55%


Non-Performing Assets                             December 31,    December 31,
                                                      2004            2003
                                                  ------------    ------------

Total nonaccrual loans                            $      1,155    $      1,615
Loans 90 days past due and still accruing                1,015           1,395

Total nonperforming loans                         $      2,170    $      3,010
Other real estate owned                                     --              --

Total nonperforming assets                        $      2,170    $      3,010

Nonaccrual loans to total gross loans                     0.15%           0.43%
Nonperforming loans to total gross loans                  0.39%           0.79%
Total nonperforming assets to total assets                0.21%           0.44%

Allowance for loan losses to nonperforming loans        332.58%         215.71%
Allowance for loan losses to total gross loans            1.30%           1.71%
Allowance for loan losses to nonperforming assets       332.58%         215.71%

Total Gross Loans                                      553,345         379,153
Total Assets                                           866,231         677,693
Average Loans Outstanding (ytd)                        438,044         399,217
Average Assets (ytd)                                   777,604         671,356
Average Equity (ytd)                                    50,655          47,831